                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                           CINERGY MEXICO HOLDINGS, LP

     The  undersigned  General Partner and Initial Limited Partner hereby form a limited  partnership  pursuant to and in  accordance  with the Delaware  Revised
Uniform Limited  Partnership Act, 6 Del.  C.§  17-101, et seq. (the "Act"),
and hereby agree as follows:

     1.  Name.  The  name  of  the  limited   partnership   formed  hereby  (the
"Partnership") is Cinergy Mexico Holdings, LP

     2. Purpose. The Partnership is organized for the object and purpose of, and the nature of the business to be conducted or promoted by the  Partnership is to engage in the  purchase,  sale and related risk  management  activity of gas for
Mexican  customers,  and to hold an ownership  interest in a business engaged in the marketing of gas and/or gas related services in Mexico,  and to carry on any lawful business purpose or activity.

     3.  Registered  Agent and Office.  The  registered  agent and office of the
Partnership in the State of Delaware is c/o The Corporation Trust Company,  1209
Orange  Street,   Wilmington,   New  Castle  County,  Delaware,  or  such  other
location(s) as the Partnership by consent shall determine.

     4. Partners. The names and business,  residence or mailing addresses of the
General Partner and the Initial Limited Partner  (collectively,  the "Partners")
are as follows:

                           General Partner

                           Cinergy Mexico General, LLC
                           139 East Fourth Street
                           Cincinnati, Ohio 45202

                           Initial Limited Partner

                           Cinergy Mexico Limited, LLC
                           139 East Fourth Street
                           Cincinnati, Ohio 45202

     5.  Powers.  The  powers of the  General  Partner(s)  include  all  powers, statutory and  otherwise,  possessed by general  partners  under the laws of the
State of Delaware.

     6. Term. The Partnership shall have perpetual existence, provided, however, that the  Partnership  shall  dissolve,  and its affairs shall be wound up, upon such time as (a) the Partners  unanimously  so  determine,  (b) the  Partnership sells or otherwise  disposes of its interest in all or substantially  all of its property, (c) an event of dissolution has occurred under the Act or (d) upon the removal, withdrawal or dissolution of the General Partner.

     7. Capital  Contributions.  The Partners  have  contributed  the  following amounts, in cash, and no other property:

                           General Partner
                           $.01

                           Initial Limited Partner
                           $99.99

     8. Additional Contributions.  No Partner is required to make any additional capital contribution to the Partnership.

     9. Allocations of Profit and Losses.  The Partnership's  profits and losses shall be allocated in proportion to the capital contributions of the Partners.

     10.  Distributions.  At the time determined by the General Partner,  but at least once  during  each  fiscal  year,  the  General  Partner  shall  cause the
Partnership to distribute any cash held by it, which is not reasonably necessary for the operation of the Partnership.  Cash available for distribution  shall be distributed to the Partners in the same proportion as their then capital account balances.

     11. Assignments. A Limited Partner may assign all or any part of his or its partnership  interest  only with the consent of the General  Partner.  A Limited
Partner has no right to grant an assignee of his or its partnership interest the right to become a substituted Limited Partner.

     12. Withdrawal. Except as provided in the following Section 13, no right is given to any Partner to withdraw from the Partnership.

     13.  Additional  Partners.  (a) The General  Partner  may admit  additional
Limited  Partners.  Upon the admission of any additional  Limited  Partner,  the
Initial  Limited  Partner  may,  subject to the consent of the General  Partner, withdraw from the Partnership.

          (b) The Partnership shall continue as a limited  partnership under the
     Act after the admission of any additional  Limited Partner pursuant to this
     Section 13.

          (c) The  admission of  additional  Limited  Partners  pursuant to this
     Section 13 shall be  accomplished  by the  amendment  and execution of this
     Limited Partnership  Agreement and, if required by the Act, the filing of a certificate  of  amendment  in the  Office  of the  Secretary  of  State of
     Delaware.

     14. The Initial Limited Partner shall be deemed admitted to the Partnership upon the formation of the Partnership.

     15.  Voting  Securities  Owned  by the  Partnership.  Powers  of  attorney, proxies,  waivers of notice of meeting,  consents and other instruments relating to  securities,  membership  interests  or  partnership  interests  owned by the
Partnership  may be executed in the name of and on behalf of the  Partnership by the Chief Executive Officer, the President,  any Vice President,  the Secretary,
or any Assistant Secretary of the General Partner,  and any such officer may, in the name of and on behalf of the  Partnership,  take all such action as any such officer  may deem  advisable  to vote in  person or by proxy at any  meeting  of security  holders,  members  or  partners  of any  business  entity in which the
Partnership may own securities,  membership interests,  or partnership interests and at any such  meeting  shall  possess and may exercise any and all rights and power  incident to the  ownership of such  securities,  membership  interests or partnership  interests and which, as the owner thereof,  the  Partnership  might have exercised and possessed if present. The member(s) may, by resolution,  from time to time confer like powers upon any other person or persons.

     IN  WITNESS  WHEREOF,  the  undersigned  have duly  executed  this  Limited
Partnership Agreement as of the 20th day of February, 2004.

                                                  GENERAL PARTNER:
                                                  Cinergy Mexico General, LLC

                                                  By _______________________
                                                      Michael J. Cyrus
                                                      President

                                                  INITIAL LIMITED PARTNER:
                                                  Cinergy Mexico Limited, LLC

                                                  By _______________________
                                                      R. Foster Duncan
                                                      Executive Vice President